                           COMPANY ACT

  CANADA

PROVINCE OF BRITISH COLUMBIA


                   CERTIFICATE OF INCORPORATION


                      I Hereby Certify that

                         521345 B.C. LTD.


       has this day been incorporated under the Company Act


      Issued under my hand at Victoria, British Columbia
                        on June 05, 1996



[SEAL]         /s/ J. S. Powell
               John S.  Powell
               Registrar of Companies

                              FORM 1
                           (SECTION 5)

                           COMPANY ACT

                            MEMORANDUM



  I wish to be formed into a Company with limited liability under the Company Act pursuant to this Memorandum.

1.   The name of the Company is 52,1345 B.C. LTD.

2. The authorized capital of the Company consists of 23,000 shares divided into the following: ONE THOUSAND (1,000) Class "A" Common Voting Shares without par value; ONE THOUSAND (1,000) Class "B" Common Voting Shares without par value; ONE THOUSAND (1,000) Class "C" Common Non-Voting Shares without par value; TEN THOUSAND (10,000) Class "D" Preference Shares with a par value of ONE HUNDRED ($100.00) DOLLARS each; TEN THOUSAND (10,000) Class "E" Preference Shares without par value.

3. The shares of the Company shall have attached thereto the Special Rights and Restriction more particularly set out in the Articles of the Company.

4. I agree to take the number and kind of shares in the Company set opposite my name.

FULL NAME, RESIDENT ADDRESS     NUMBER AND KIND OF SHARES
AND OCCUPATION OF SUBSCRIBER    TAKEN BY SUBSCRIBER

Neil William Vallance           One Hundred (100) Class
2159 Quimper Street             "A" Common Voting Shares
Victoria, B.C.                  Without Par Value
V85 2H7
Barrister and Solicitor

TOTAL SHARES TAKEN:             One Hundred (100) Class
                                "A" Common Voting Shares
                                Without Par Value

Dated this 29th day of May, 1996, at the City of Victoria, in the Province of British Columbia.

               SUBSCRIBERS SIGNATURE:


               /s/ Neil William Vallance
               Neil William Vallance

                   PROVINCE OF BRITISH COLUMBIA

                             INDEX TO

                           ARTICLES OF

                        521345  B.C. LTD.

PART 1 - INTERPRETATION  . .  . .  . .  . .  . .  . .  . .  - 1 -

PART 2 - SHARES  .  . .  . .  . .  . .  . .  . .  . .  . .  - 1 -

PART 3 - TRANSFER AND TRANSMISSION OF SHARES . .  . .  . .  - 2 -

PART 4 - REDEMPTION AND PURCHASE OF SHARES BY THE COMPANY   - 3 -

PART 5 - ALTERATION OF CAPITAL AND SHARES .  . .  . .  . .  - 3 -

PART 6 - BORROWING POWERS  .  . .  . .  . .  . .  . .  . .  - 3 -

PART 7 - GENERAL MEETINGS  .  . .  . .  . .  . .  . .  . .  - 4 -

PART 8 - PROCEEDINGS AT GENERAL MEETINGS  .  . .  . .  . .  - 4 -

PART 9 - VOTES OF MEMBERS  .  . .  . .  . .  . .  . .  . .  - 6 -

PART 10 - DIRECTORS   .  . .  . .  . .  . .  . .  . .  . .  - 7 -

PART 11 - RETIREMENT AND ELECTION OF DIRECTORS .  . .  . .  - 7 -

PART 12 - PROCEEDINGS OF DIRECTORS   .  . .  . .  . .  . .  - 8 -

PART 13 - OFFICERS  . .  . .  . .  . .  . .  . .  . .  . .  - 9 -

PART 14 - EXECUTION OF INSTRUCTION . .  . .  . .  . .  . .  - 9 -

PART 15 - DIVIDENDS   .  . .  . .  . .  . .  . .  . .  . .  - 9 -

PART 16 - ACCOUNTS  . .  . .  . .  . .  . .  . .  . .  . .  -10 -

PART 17 - NOTICES   . .  . .  . .  . .  . .  . .  . .  . .  -10 -

PART 18 - FEES   .  . .  . .  . .  . .  . .  . .  . .  . .  -11 -

PART 19 - LIMITATIONS ON MEMBERSHIP AND
  OFFERING OF SECURITIES . .  . .  . .  . .  . .  . .  . .  -11 -

PART 20 - SPECIAL RIGHTS AND RESTRICTIONS .  . .  . .  . .  -11 -

                          "COMPANY ACT"

                           ARTICLES OF

                         521345 B.C. LTD.

                     PART 1 - INTERPRETATION

1.1  In these Articles, unless the context otherwise requires,

  (a) "directors" means the directors of the Company for the time being;

  (b)  "Company Act" means the Company Act of the Province of
       British Columbia from time to time in force and all amendments thereto;

  (c) "register" means the register of members to be kept pursuant to the Company Act;

  (d) "registered address" of a director means his address as recorded in the Company's register of directors to be kept pursuant to the Company Act.

1.2 Words importing the singular include the plural and vice versa, and words importing a male person include a female person and a corporation.

1.3 The definitions in the Company Act on the date these Articles become effective shall, with the necessary changes and so far as are applicable, apply to these Articles.

                         PART 2 - SHARES

2.1 Before allotting any shares the directors shall first offer those shares pro rata to the members, but if there are classes of shares, the directors shall first offer the shares to be allotted pro rata to the members holding shares of the class proposed to be allotted, and if any shares remain, the directors shall then offer the remaining shares pro rata to the other members. The offer shall be made by notice specifying the number of shares offered and limiting a time for acceptance. After the expiration of the time for acceptance or on receipt of written confirmation from the person to whom the offer is made that he declines to accept the offer, and if there are no other members holding shares who should first receive an offer, the directors may for three months thereafter offer the shares to such persons and in such manner as they think most beneficial to the Company, but the offer to those persons shall not be at a price less than or on terms more favorable than the offer to the members.

2.2 Every share certificate issued by the Company shall be in such form as the directors approve and shall comply with the Company Act.

2.3 If any share certificate is worn out or defaced, then, upon production of that certificate to the directors, they may order the same to be cancelled and may issue a new certificate in place of that certificate; and if any share certificate is lost or destroyed, then, upon proof of the loss or destruction to the satisfaction of the directors, upon paying the Company the fee prescribed in Article 18.1, and upon giving such indemnity as the directors deem adequate, a new certificate in place of the lost or destroyed certificates shall be issued to the party entitled to it.

2.4 A share certificate registered in the names of two or more persons shall be delivered to the person first named on the register.

2.5 No shares without par value shall be allotted or issued at a price or for a consideration less than the price or consideration determined by the directors.

2.6 The Company may pay a commission or allow a discount to any person in consideration of his subscribing of agreeing to subscribe, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for shares with par value, but so long as the Company is not a specially limited company, the commission and discount in aggregate shall not exceed twenty-five percent of the amount of the subscription price.

           PART 3 - TRANSFER AND TRANSMISSION OF SHARES

3.1 The instrument of transfer of any share shall be in writing in the following form or in any usual or common form or any other form that the directors may approve:

  I/WE, ________________________ in consideration of $________
  paid to me/us by ___________________ (the "transferee"), hereby transfer to the transferee ("number and class, if any") shares in ("name of Company") to hold unto the transferee, his executors, administrators, and assigns, subject to the several conditions on which I held the same at the time of the execution of this assignment; and the transferee, by acceptance of this assignment, agrees to take those shares subject to those conditions.

  Signed this _____ day of __________ 19___.

       Signature of transferor(s)
  Witness to the signature of the transferor(s)

  If the directors so require, each instrument of transfer shall be in respect of only one class of shares.

3.2 Every instrument of transfer shall be executed by the transferor and left at the registered office of the Company together with the share certificate for the shares to be transferred and such other evidence, if any, as the directors may require to prove the title of the transferor or his right to transfer the shares. All instruments of transfer which are registered shall be retained by the Company but any instrument of transfer that the directors decline to register shall be returned to the person depositing the same, together with the share certificate which accompanied the same when tendered for registration. The transferor shall remain the holder of the share until the name of the transferee is entered on the register in respect of that share.

3.3 The signature of the registered owner of any shares or of his duly authorized attorney upon the form of transfer constitutes an authority to the Company to register the share specified in the form of transfer in the name of the person named in that form as transferee or, if no person is so named, then in any name designated in writing by the person depositing the share certificate and the form of transfer with the Company.

3.4 Neither the Company nor any director, officer, or agent is bound to inquire into the title of the transferee of those shares to be transferred or is liable to the registered or any intermediate owner of those shares, for registering the transfer.

3.5 Except in the case of a transmission, no transfer of shares shall be registered without the consent of the directors.

3.6 In the case of the death of a member the legal personal representative of the deceased shall be the only person recognized by the Company as having any title to or interest in the shares registered in the name of the deceased. Before recognizing any legal personal representative, the directors may require him to take out a grant of probate or letters of administration in British Columbia.

3.7 Any person who becomes entitled to a share as a result of the death or bankruptcy of any member upon producing the evidence required by Section 61 of the Company Act, or who becomes entitled to a share as a result of an order of the court of competent jurisdiction or a statute, upon producing such evidence as the directors think sufficient that he is so entitled, may be registered as holder of the share or may transfer the share.

    PART 4 - REDEMPTION AND PURCHASE OF SHARES BY THE COMPANY

4.1 Subject to the special rights or restriction attached to any class of shares, the Company may, by resolution of the directors, purchase any of its shares at a price and upon the terms set out in the resolution, but no purchase shall be made if the Company is insolvent or if the purchase would render the Company insolvent. Except where the Company is purchasing shares from a dissenting member pursuant to the Company Act, the Company shall make an offer to purchase pro rata from every member who holds shares of the class proposed to be purchased. Any shares of the Company purchased by the Company shall not be voted while owned or held by the Company and no dividends shall be declared or paid in respect of such shares.

4.2 The Company may, by resolution of the directors and with the written consent of the members holding all of the issued shares of a class or kind of redeemable shares, make a redemption of some of those shares other than pro rata and other than among every member who holds those shares.

            PART 5 - ALTERATION OF CAPITAL AND SHARES

5.1 Except as otherwise provided by conditions imposed at the time of creation of any new shares by these Articles, any addition to the authorized capital resulting from the creation of new shares shall be subject to the provisions of these Articles.

                    PART 6 - BORROWING POWERS

6.1 The directors may from time to time at their discretion authorize the Company to borrow any sum of money for the purposes of the Company and may raise or secure the repayment of that sum in such manner and upon such terms and conditions, in all respects, as they think fit, and in particular, and without limiting the generality of the foregoing, by the issuance of bonds or debentures, or any mortgage or charge, whether specific or floating, or other security on the undertaking or the whole or any part of the property of the Company, both present and future.

6.2 The directors may make any debentures, bonds, or other debt obligations issued by the Company, by their terms, assignable free from any equities between the Company and the person to whom they may be issued, or any other person who lawfully acquires the same by assignment, purchase or otherwise, however.

6.3 The directors may authorize the issue of any debentures, bonds, or other debt obligations of the Company at a discount, premium or otherwise, and with special or other rights or privileges as to redemption, surrender, drawings, allotment of, or conversion into shares, attending at general meetings of the Company, and otherwise as the directors may determine at or before the time of issue.

                    PART 7 - GENERAL MEETINGS

7.1 The general meetings of the Company shall be held at such time and place, in accordance with the Company Act, as the directors appoint.

7.2 Every general meeting, other than an annual general meeting, shall be called an extraordinary general meeting.

7.3 The directors may, whenever they think fit, convene an extraordinary general meeting.

7.4 Notice of a general meeting shall specify the place, the day, and the hour of meeting and, in case of special business, the general nature of that business. The accidental omission to give notice of any meeting to, or the non-receipt of any notice by any of the members entitled to receive notice shall not invalidate any proceedings at that meeting.

7.5 If any special business includes the presenting, considering, approving, ratifying or authorizing the execution of any document, then the portion of any notice relating to that document is sufficient if it states that copy of the document or proposed document is or will be available for inspection by members at any office of the Company in the Province of British Columbia or at one or more designated places in the Province during business hours on any specified or unspecified working day or days prior to the date of the meeting and at the meeting.

7.6 Where a sole or last surviving director dies any member or personal representative of a deceased member (including an executor of a deceased member who has not yet received a grant of letters probate), may convene an extraordinary general meeting to appoint a director or directors to hold office until the next annual general meeting.

7.7 Where a sole or last surviving director who was also the only member or only voting member of the Company dies, his personal representative may, before any of the deceased member's shares are transmitted, appoint a director or directors to hold office until the next annual general meeting, and for the purposes of this Article, where such a member dies intestate, the Public Trustee whose office is nearest to the registered office of the Company shall be deemed to be the personal representative until an administrator is appointed by the Court of competent jurisdiction.

             PART 8 - PROCEEDINGS AT GENERAL MEETINGS

8.1 The following business at a general meeting shall be deemed to be special business:

  (a)  All business at an extraordinary general meeting;

  (b) All business that is transacted at any annual general meeting with the exception of the consideration of the financial statement and the report of the directors and auditors, the election of directors, the appointment of the auditors and such other business as, under these Articles, ought to be transacted at an annual general meeting, or any business which is brought under consideration by the report of the directors issued with the notice convening the meeting.

8.2 No business, other than the election of a chairman and the adjournment or termination of the meeting, shall be conducted at any general meeting at any time when a quorum is not present. If at any time during a general meeting there ceases to be a quorum present, any business than in progress shall be suspended until there is a quorum present or until the meeting is adjourned or terminated, as the case may be.

8.3 If within a half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if convened upon the requisition of member, shall be terminated, but in any other case, it shall stand adjourned to the same day in the next week, at the same time and place, and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed from the meeting, the members present shall be a quorum.

8.4 Subject to Article 8.5, the President of the Company, or in his absence, one of the directors present, shall preside as Chairman of every general meeting.

8.5 If any general meeting there is no president or director present within fifteen minutes after the time appointed for holding the meeting or if the President and all the directors present are unwilling to act as Chairman, the members present shall choose someone of their number to be Chairman.

8.6 The Chairman of a general meeting may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given as in the case of the original meeting. Except as aforesaid, it is not necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

8.7 No resolution proposed at a meeting need be seconded, and the Chairman of any meeting is entitled to move or propose a resolution.

8.8 In the case of an equality of votes the Chairman shall not, either on a show of hands or on a poll, have a casting or second vote in addition to the vote or votes to which he may be entitled as a member.

8.9 In the case of any dispute as to the admission or rejection of a vote, the Chairman shall determine the same, and his determination made in good faith is final and conclusive.

8.10 A member entitled to vote than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

8.11 Subject to the provisions of Article 8.12, if a poll is duly demanded, it shall be taken in such manner and at such time, within seven days after the date of the meeting, and place as the Chairman directs. The result of the poll shall be deemed to the resolution of the meeting at which the poll is demanded. A demand for a poll may be withdrawn.

8.12 A poll demanded on a question of adjournment shall be taken at the meeting without adjournment.

8.13 The demand for a poll shall not, unless the Chairman so rules, prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

8.14 Where the Company has more than one member, unless otherwise determined by ordinary resolution, a quorum for the transaction of business at a general meeting is two persons present and entitled to vote.

                    PART 9 - VOTES OF MEMBERS

9.1 Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person has one vote, and on a poll every member, present in person or by proxy, has one vote for each share he holds.

9.2 Any person who is not registered as a member, but is entitled to vote at any general meeting in respect of a share, may vote the share in the same manner as if he were a member, but unless the directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the directors of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote.

9.3 Where there are joint members registered in respect of any share, any one of the joint members may vote at any meeting, either personally or by proxy, in respect of the share as if he were solely entitled to it. If more than one of the joint members is present at any meeting, personally or by proxy, the joint member present whose name stands first on the register in respect of the share shall alone be entitled to vote in respect of that share. Several executors or administrators of a deceased member in whose sole name any share stands shall, for the purpose of this Article, be deemed joint members.

9.4 Subject to Section 183 of the Company Act, a corporation which is a member may vote by its duly authorized representative who is entitled to speak and vote either in person or by proxy, and in all other respects exercise the rights of a member, and that representative shall be reckoned as a member for all purposes in connection with any meeting of the Company.

9.5 A member for whom a committee has been duly appointed may vote, whether on a show of hands or on a poll, by his committee, and that committee may appoint a proxy holder.

9.6 Unless the directors otherwise determine, the instrument appointing a proxy holder and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof shall be deposited at a place specified for that purpose in the notice convening the meeting not less than forty-eight hours before the time for holding the meeting at which the proxy holder proposes to vote, or shall be deposited with the Chairman of the meeting prior to commencement of the meeting.

9.7 A vote given in accordance with the terms of an instrument of proxy is valid notwithstanding the previous death or incapability of the member or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy was given, provided no intimation in writing of the death, incapability, revocation or transfer has been received at the registered office of the Company or by the Chairman of the meeting or adjourned meeting before the vote is given.

9.8 Unless, in the circumstances, the Company Act requires any other form of proxy, an instrument appointing a proxy holder, whether for a specified meeting or otherwise, shall be in the form following, or in any other form that the directors shall approve:

                        "Name of Company"

  The undersigned hereby appoints ________________ of _________________________ (or failing him,
  _______________________ of ___________________ ) as proxy for the undersigned to attend at and vote for and on behalf of the undersigned at the general meeting of the Company to be held on the _____ day of ________, 19___.

       (Signature of Member)

                       PART 10 - DIRECTORS

10.1 The directors may exercise all such powers and do all such acts and things as the Company may exercise and do, and which are not by these Articles or by statute or otherwise lawfully directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of all laws affecting the Company of these Articles and to any rules, not being inconsistent with these Articles, which are made from time to time by the Company in general meeting; but no rule, made by the Company in general meeting, shall invalidate any prior act of the directors that would have been valid if that rule had not been made.

10.2 The number of directors shall be the number of Subscribers to these Articles, unless otherwise determined by resolution of the Shareholders. The Subscribers shall be the first directors of the Company.

10.3 A director is not required to have any share qualification.

10.4 A director may be remunerated by the Company for services rendered to it by him as a director and the remuneration of directors shall be as determined by ordinary resolution or as set by themselves if authorized by ordinary resolution or if all members are directors and they shall be reimbursed by the Company for reasonable expenses incurred in and about the business of the Company.

10.5 A director may hold any office or position of employment in the Company other than auditor. Subject to the Company Act no director shall be disqualified by his office from, or from his office by contracting with the Company as Vendor, Purchaser or otherwise and subject to the Company Act, no contract or transaction entered into by or on behalf of the Company in which a director is in any way interest shall be void or voidable on the ground of his interest only.

          PART 11 - RETIREMENT AND ELECTION OF DIRECTORS

11.1 At the first annual general meeting, and at every succeeding annual general meeting, all the directors shall retire from office, but are eligible for re-election. At every annual general meeting the members shall fill up the vacated offices by electing a like number of directors and whenever the number of retiring directors is less than the maximum number for the time being required by or determined pursuant to Article 10.2, they may also elect such further number of directors, if any, as the Company then determines, but the total number of directors elected shall not exceed that maximum.

11.2 If, at any general meeting at which an election of directors ought to take place, the places of the retiring directors are not filled up, such of the retiring directors as may be requested by the newly elected directors shall, if willing, continue in office until further new directors are elected either at an extraordinary general meeting specially convened for that purpose or at the annual general meeting in the next or some subsequent year, unless it is determined to reduce the number of directors. If no directors are elected at an annual general meeting the retiring directors shall be deemed to have been re-elected.

11.3 If the Company removes any director before the expiration of his period of office and appoints another person in his stead, the person so appointed shall hold office only during such time as the director in whose place he is appointed would have held the office if he had not been removed.

11.4 The directors have power at any time and from time to time to appoint any person as a director to fill a casual vacancy in the directors. Any director so appointed holds office only until the conclusion of the next annual general meeting of the Company, but is eligible for reelection at that meeting.

                PART 12 - PROCEEDINGS OF DIRECTORS

12.1 The directors may meet together at such places as they think fit for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they see fit. The directors may from time to time fix the quorum necessary for the transaction of business and unless so fixed the quorum shall be a majority of the directors then in office. The President of the Company shall be Chairman of all meetings of the directors, but if at any meeting the President is not present within thirty minutes after the time appointed for holding the meeting, the directors present may choose some one of their number to be Chairman at that meeting. A director may at any time, and the secretary, upon the request of a director, shall convene a meeting of the directors. A director who is, in any way, directly or indirectly, interested in a proposed contract or transaction with the Company shall be counted in the quorum at any meeting of the directors at which the proposed contract or transaction is approved.

12.2 The directors, or any committee of directors, may take any action required or permitted to be taken by them and may exercise all or any of the authorities, power, and discretion for the time being vested in or exercisable by them by resolution either passed at a meeting at which a quorum is present or consented to in writing under Section 149 of the Company Act.

12.3 The directors may delegate any, but not all, of their powers to committees consisting of such director or directors as they think fit. Any committee so formed in the exercise of the powers so delegated shall conform to any rules that may from time to time be imposed on it by the directors, and shall report every act or thing done in exercise of those powers to the earliest meeting of the directors to be held next after it has been done.

12.4 A committee may elect a chairman of its meetings; if no chairman is elected, or if at any meeting the Chairman is not present within thirty minutes after the time appointed for holding the meeting, the directors present who are members of the committee may choose one of their number to be Chairman of the meeting.

12.5 The members of a committee may meet and adjourn as they think proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in case of an equality of votes the Chairman shall have a second or casting vote.

12.6 For the first meeting of the directors to be held immediately following the appointment or election of a director or directors at an annual general meeting of shareholders, or for a meeting of the directors at which a director is appointed to fill a vacancy in the directors, it is not necessary to have given notice of the meeting to the newly elected or appointed director or directors for the meeting to be duly constituted, provided that quorum of the directors is present.

12.7 Any director of the Company who may be absent temporarily from the Province of British Columbia may file, at the registered office of the Company, a waiver of notice which may be by letter, telegram, telex or cable of any meeting of the directors and may at any time withdraw the waiver, and until the waiver is withdrawn, no notice of meetings of directors shall be sent to that director; and any and all meetings of the directors shall, provided a quorum of the directors is present, be valid and effective.

12.8 Questions arising at any meeting of the directors shall be decided by a majority of votes. In case of an equality of votes the Chairman shall not have a second or casting vote.

12.9 No resolution proposed at a meeting of directors need be seconded, and the Chairman of any meeting is entitled to move or propose a resolution.

                        PART 13 - OFFICERS
13.1 All appointments of officers shall be made at such remuneration, whether by way of salary, fee, commission, participation in profits or otherwise as the directors think fit.

                PART 14 - EXECUTION OF INSTRUMENT

14.1 The directors may provide a common seal for the Company.

14.2 Subject to the provisions of the Company Act, the directors may provide for use in any other province, state, territory, or country an official seal, which shall be a facsimile of the common seal of the Company, with the addition on its face of the name of the province, state, territory, or country where it is to be used.

14.3 No seal of the Company shall be affixed to any instrument except in the presence of:

  (a)  the President and Secretary, or

  (b)  two directors, or

  (c) such other person or persons as may be prescribed from time to time by the directors,

  provided the President or Secretary may affix the common seal of the Company to any certified extract from or copy of any instrument of the Company required for the business of the Company.

14.4 Any instrument, contract, note or other document may be executed on behalf of the Company by affixing the signature of any duly authorized signatory for the Company.

                       PART 15 - DIVIDENDS

15.1 The directors may declare dividends and fix the date of record therefor and the date from payment thereof.

15.2 Subject to the terms of shares with special rights or restrictions, all dividends shall be declared according to the number of shares held.

15.3 Dividends may be declared to be payable out of the profits of the Company. No dividend shall bear interest against the Company.

15.4 A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of paid-up shares, bonds, debentures, or other debt obligations of the Company, or in any one or more of those ways, and, where any difficulty arises in regard to the distribution, the directors may settle the same as they think expedient, and in particular may fix the value for distribution of specific assets, and may determine that cash payments shall be made to a member upon the basis of the value so fixed in place of fractional shares, bonds, debentures, or other debt obligations in order to adjust the rights of all parties, and may vest any of those specific assets in trustees upon such trusts for the persons entitled as may seem expedient to the directors.

15.5 Any dividend or other moneys payable in cash in respect of a share may be paid by check sent through the post to the member in a prepaid letter, envelope, or wrapper addressed to the member at his registered address, or in the case of joint members, to the registered address of the joint member who is the first named on the register, or to such person and to such address as the member or joint members, as the case may be, in writing direct. Any one of two or more joint members may give effectual receipts for any dividend or other moneys payable or assets distributable in respect of a share held by them.

15.6 No notice of the declaration of a dividend need be given to any member.

15.7 The directors may, before declaring any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending that application may, at the like discretion, either be employed in the business of the Company of be invested in such investments, other than shares of the Company, as the directors may from time to time think fit.

                        PART 16 - ACCOUNTS

16.1 The directors shall cause records and books of accounts to be kept as necessary to record properly the financial affairs and conditions of the Company and to comply with the provisions of statutes applicable to the Company.

                        PART 17 - NOTICES

17.1 A notice may be given to any member or director, either personally or by sending it by post to him in a prepaid letter, envelope, or wrapper addressed to the member or director at his registered address.

17.2 A notice may be given by the Company to joint members in respect of a share registered in their names by giving the notice to the joint member first named in the register of members in respect of that share.

17.3 A notice may be given by the Company to the persons entitled to a share in the consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter, envelope, or wrapper addressed to them by name, or by the title or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or, until that address has been so supplied, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

17.4 Any notice or document sent by post to, or left at, the registered address of any member shall, notwithstanding that member is then deceased and whether or not the Company has notice of his death, be deemed to have been duly served in respect of any registered shares, whether held solely or jointly with other persons by that deceased member, until some other person is registered in his stead as the member or joint member is respect of those shares, and that service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on his personal representatives and all persons, if any, jointly interested with him in those shares.

17.5 Any notice sent by post shall be deemed to have been served on the second day following that on which the letter, envelope, or wrapper containing the same is posted, and in proving service it is sufficient to prove that the letter, envelope, or wrapper containing the notice was properly addressed and put in a Canadian Government post office, postage prepaid.

17.6 A notice of every general meeting shall be given in any manner hereinbefore authorized to:

  (a) every member holding a share or shares carrying the right to vote at such meetings on the record date or, if no record date was established by the directors, on the date of the meeting;

  (b) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a member where the member but for his death or bankruptcy would be entitled to receive notice of the meeting.

  No other person is entitled to receive notices of general meetings.

                          PART 18 - FEES

18.1 The Company shall charge the following fees:

  (a)  To issue a new certificate in exchange for a defaced or worn Out certificate or to replace a lost or destroyed
       certificate under Section 54 of the Company Act, per new
       certificate:
       $1.00

  (b)  To issue new certificates for an existing certificate under Section 50 of the Company Act, per new certificate:
       $1.00

  PART 19 - LIMITATIONS ON MEMBERSHIP AND OFFERING OF SECURITIES

19.1 No invitation shall be extended to the public to subscribe for shares or debentures of the Company, unless the Company has complied with all applicable companies and securities legislation.

            PART 20 - SPECIAL RIGHTS AND RESTRICTIONS

Class  Dividend     Voting Liquidation  Redeemable  Retractable  Redemption
       Entitlement  Rights Entitlement              Amount

A    Participating  Yes    5th          No          No           N/A
B    Participating  Yes    4th          No          No           N/A
C    Participating  No     3rd          No          No           N/A
D    Participating  No     1st          Yes         Yes          $100.00
E    Participating  No     2nd          Yes         Yes          $100.00

20.1 The shares of the Company shall have attached thereto the preferences, priorities, special rights, privileges, limitations, prohibitions, restrictions and conditions set out below.

Voting
20.2 The Class "C" Common Non-Voting Shares do not confer any right to notice of nor voting at any general meeting of the Company.

20.3 The Class "D" Preference Shares and the Class "E" Preference
Shares do not confer any right to notice of nor voting at any general meeting of the Company.

Dividends
20.4 The Holders of each of the Class "D" and Class "E" Preference Shares shall in each year, at the discretion of the directors, but always in preference and priority to the payment of dividends on any of the Class "A", Class "B" or Class "C" Common Shares, be entitled out of any and all profits or surplus available for dividends to non-cumulative dividends at a rate to be determined by the directors in their unfettered discretion from time to time, such dividend to be calculated on the greater of the redemption or par value of the said Preference shares as set out herein.

20.5 If in any year after providing for the full dividend declared on each class of Preference shares as referred to above there shall remain any profits or surplus available for dividends, such profits or surplus or any part thereof may, in the discretion of the directors, be applied to dividends on the Class "A," Class "B" and Class "C" Common Shares.

20.6 The Holders of Class "D" or Class "E" Preference Shares shall not be entitled to any dividend other than or in excess of the non-cumulative dividend at the rate hereinbefore provided for by the directors.

20.7 With respect to the Class "D" and Class "E" Preference Shares, dividends may be paid on either Class to the exclusion of the other Class and no dividend payable with respect to one Class shall entitle the holders of the other of such Class to any dividend.

20.8 With respect to the Class "A," Class "B" and Class "C" Common Shares, dividends may be paid on any of the aforesaid Class or Classes to the exclusion of any other class of Common Shares (whether voting or non-voting) and no dividend payable with respect to one Class shall entitle the holders on any other Class or Classes to any dividend.

Participation
20.9 The Class "D" and Class "E" Preference Shares shall rank, both as regards dividends and return of capital, in priority to all other shares of the Company and as between the two Classes the Class "D" Preference Shares shall be paid in full before any amounts are paid on the Class "E" Preference Shares. On a liquidation or windingup of the Company or on redemption the greater of the paidup value or redemption value of such shares shall, notwithstanding the amount paid therefore, in all cases be the redemption value as hereinafter stipulated. Subject to payment of the redemption value of such shares as aforesaid, the said Class "D" and Class "E" Preference Shares do not confer any further right to participate in profits or assets of the Company.

20.10 The Company may upon giving notice as hereinafter provided, redeem the whole or any part of the Class "D" Preference Shares on payment for each of the shares to be so redeemed of the par value of such shares, together with all dividends declared thereon and unpaid, at least SEVEN (7) DAYS notice of any such redemption shall be given to the registered holders of the shares to be redeemed specifying the date and time of redemption.

20.11 The Company may upon giving notice as hereinafter provided, redeem the whole or any part of the Class "E" Preference Shares on payment for each of the sum of ONE HUNDRED ($100.00) DOLLARS, together with all dividends declared thereon and unpaid, at least SEVEN (7) DAYS notice of any such redemption shall be given to the registered holders of the shares to be redeemed, specifying the date and time of redemption.

Retraction
20.12 The Holder of the of the Class "D" Preference Shares may require the Company to redeem the whole or any part of the Class "D" Preference Shares on payment for each of the shares to be redeemed of the par value thereof, together with all dividends declared thereon and unpaid, at least THIRTY (30) DAYS notice of such redemption shall be given to the Company at its registered office, specifying the date and time of redemption.

20.13 The Holder of any of the Class "E" Preference Shares may require the Company to redeem the whole or any part of the Class "E" Preference Shares on payment for each of the shares to be redeemed of the sum of ONE HUNDRED ($100.00) DOLLARS, together with all dividends declared thereon and unpaid, at least THIRTY
(30) DAYS notice of such redemption shall be given to the Company at its registered office, specifying the date and time of redemption.

20.14 In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Class "D" and Class "E" Preference Shares shall be entitled to receive the greater of the par value or redemption value of their shares as set out in subparagraphs 20.10 and 20.11 hereof together with any declared and unpaid dividends before any distribution of any part of the assets of the Company among the holders of any Class of Common Shares.

                FULL NAME, ADDRESS, AND OCCUPATION
                         OF SUBSCRIBER(S)


Neil William Valiance
2159 Quimper Street
Victoria, B.C.
V85 2H7
Barrister and Solicitor

Dated this 29th day of May, 1996, at the City of Victoria, in the Province of British Columbia.

SIGNATURE OF SUBSCRIBER(S):

/s/ Neil William Vallance
Neil William Vallance